Exhibit 99.1

TEXT OF PRESS RELEASE

WAL-MART

STORES, INC.

800-331-0085 www.walmartstores.com/news/

FOR IMMEDIATE RELEASE	Investor Relations Contacts
Investor Relations 479-273-8446
Carol Schumacher 479-277-1498
Pauline Mohler 479-277-9558

Media Relations Contact
John Simley 800-331-0085

Pre-recorded Conference Call
203-369-1090

Wal-Mart Reports Record First Quarter Sales and Earnings

BENTONVILLE, Ark., May 15, 2007 — Wal-Mart Stores, Inc. (NYSE: WMT) today reported record sales and earnings for the quarter ended Apr. 30, 2007. Net sales for the first quarter of fiscal year 2008 were $85.387 billion, an increase of 8.3 percent over the first quarter of fiscal year 2007. Income from continuing operations for the quarter was $2.826 billion, an increase of 6.2 percent from $2.660 billion in the first quarter of fiscal year 2007.

Earnings per share from continuing operations were $0.68, up from $0.64 per share in the same prior year quarter.

Net Sales

Net sales were as follows (dollars in billions):

	Three Months Ended Apr. 30
	2007	2006	Percent Change
Net Sales:
Wal-Mart Stores	$55.437	$52.499	5.6%
Sam’s Club	10.323	9.775	5.6%
International	19.627	16.561	18.5%

Total Company	$85.387	$78.835	8.3%

“While these are record sales and earnings, we feel there was an opportunity to have done better,” said Lee Scott, Wal-Mart Stores, Inc. president and chief executive officer. “Delivering on our mission – saving people money so they can live better – is more important than ever around the world. The worldwide organization is focused on improving sales and returns.”

Operating Income

Operating income, which is defined as income before net interest expense, income taxes, unallocated corporate overhead, minority interest and discontinued operations, was as follows (dollars in billions):

	Three Months Ended Apr. 30
	2007	2006	Percent Change
Operating Income:
Wal-Mart Stores	$3.927	$3.858	1.8%
Sam’s Club	0.363	0.303	19.8%
International	0.903	0.757	19.3%

The Wal-Mart Stores and Sam’s Club segments’ operating income includes the favorable impact of an excise tax refund on prior merchandise phone card sales of $46 million and $39 million, and a charge for certain litigation of $73 million and $10 million, respectively.

Beginning with the first quarter of fiscal 2008, the above measurement of segment operating income has been changed to be consistent with certain changes to internal management reporting. The result of the new measurement criteria is to charge certain direct segment costs to the appropriate segments that were previously retained and managed as corporate overhead costs. As a result, all prior year measurements of segment profits have been restated for comparative purposes.

Comparable Store Sales

The Company reports comparable store sales for this earnings release based on the calendar months in the quarter which ended April 30, 2007. Comparable store sales for the United States were as follows:

	Without Fuel		With Fuel		Fuel Impact
	Three Months Ended Apr. 30		Three Months Ended Apr. 30		Three Months Ended Apr. 30
	2007	2006	2007	2006	2007	2006
Wal-Mart Stores	-0.1%	3.8%	-0.1%	3.8%	0.0%	0.0%
Sam’s Club	4.7%	4.3%	4.1%	4.8%	-0.6%	0.5%

Total U.S.	0.6%	3.8%	0.6%	3.9%	0.0%	0.1%

Guidance

For the second quarter of fiscal 2008, the Company estimates the comparable store sales increase in the United States to be between 1 and 2 percent.

The Company estimates earnings per share from continuing operations for the second quarter of fiscal 2008 to come in between $0.75 and $0.79.

After this earnings release has been furnished to the SEC, a pre-recorded call offering additional comments on the quarter will be available to all investors. Callers may listen to this call by dialing 203-369-1090. The information included in this release and the pre-recorded phone call will be available in the investor information area on the Company’s Web site at www.walmartstores.com/Investors.

Wal-Mart Stores, Inc. operates Wal-Mart discount stores, supercenters, Neighborhood Markets and Sam’s Club locations in the United States. The Company operates in Argentina, Brazil, Canada, China, Costa

Rica, El Salvador, Guatemala, Honduras, Japan, Mexico, Nicaragua, Puerto Rico and the United Kingdom. The Company’s common stock is listed on the New York Stock Exchange under the symbol WMT.

More information about Wal-Mart can be found by visiting www.walmartstores.com. Online merchandise sales are available at www.walmart.com and www.samsclub.com.

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This release contains statements as to the Company’s estimate of its comparable store sales for the second quarter of fiscal year 2008 and its estimate of its earnings per share from continuing operations for the second quarter of fiscal year 2008 that Wal-Mart believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that act. These forward-looking statements are subject to risks, uncertainties and other factors, domestically and internationally, including, the cost of goods, competitive pressures, geopolitical conditions, inflation, consumer spending patterns and debt levels, currency exchange fluctuations, trade restrictions, changes in tariff and freight rates, changes in the costs of gasoline, diesel fuel, other energy, transportation, utilities, labor and health care, accident costs, casualty and other insurance costs, interest rate fluctuations, capital market conditions, weather conditions, storm-related damage to the Company’s facilities, regulatory matters and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report on Form 10-K, together with all of the Company’s other filings, including current reports on Form 8-K, made with the SEC through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

WAL-MART STORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in millions except per share data)

SUBJECT TO RECLASSIFICATION

	Three Months Ended Apr. 30
	2007	2006
Revenues:
Net sales	$85,387	$78,835
Membership and other income	1,023	841

	86,410	79,676

Costs and expenses:
Cost of sales	65,311	60,237
Operating, selling, general and administrative expenses	16,249	14,944

Operating income	4,850	4,495

Interest:
Debt	406	367
Capital leases	69	69
Interest income	(83)	(68)

Interest, net	392	368

Income from continuing operations before income taxes and minority interest	4,458	4,127

Provision for income taxes	1,532	1,388

Income from continuing operations before minority interest	2,926	2,739
Minority interest	(100)	(79)

Income from continuing operations	2,826	2,660
Discontinued operations, net of tax	—	(45)

Net income	$2,826	$2,615

Net income per common share:
Basic income per share from continuing operations	$0.69	$0.64
Basic loss per share from discontinued operations	—	(0.01)

Basic net income per share	$0.69	$0.63

Diluted income per share from continuing operations	$0.68	$0.64
Diluted loss per share from discontinued operations	—	(0.01)

Diluted net income per share	$0.68	$0.63

Weighted-average number of common shares:
Basic	4,122	4,167
Diluted	4,128	4,170

WAL-MART STORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

SUBJECT TO RECLASSIFICATION

	Apr. 30 2007	Jan. 31, 2007	Apr. 30 2006
ASSETS
Current assets:
Cash and cash equivalents	$6,563	$7,373	$5,690
Receivables	3,300	2,840	2,430
Inventories	35,200	33,685	31,900
Prepaid expenses and other	2,892	2,690	2,885
Current assets of discontinued operations	—	—	2,557

Total current assets	47,955	46,588	45,462

Property and equipment, at cost	112,972	109,798	98,633
Less accumulated depreciation	(25,713)	(24,408)	(21,988)

Property and equipment, net	87,259	85,390	76,645

Property under capital leases	5,445	5,392	5,552
Less accumulated amortization	(2,420)	(2,342)	(2,197)

Property under capital leases, net	3,025	3,050	3,355

Goodwill	14,585	13,759	12,807
Other assets and deferred charges	2,598	2,406	2,216

Total assets	$155,422	$151,193	$140,485

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Commercial paper	$4,627	$2,570	$3,653
Accounts payable	27,562	28,090	25,115
Dividends payable	3,088	—	2,304
Accrued liabilities	13,407	14,675	12,602
Accrued income taxes	1,558	706	1,969
Long-term debt due within one year	4,212	5,428	5,528
Obligations under capital leases due within one year	246	285	239
Current liabilities of discontinued operations	—	—	587

Total current liabilities	54,700	51,754	51,997

Long-term debt	29,567	27,222	25,036
Long-term obligations under capital leases	3,548	3,513	3,920
Deferred income taxes and other	5,426	4,971	4,678
Minority interest	2,270	2,160	1,540

Commitments and contingencies

Shareholders’ equity:
Common stock and capital in excess of par value	3,284	3,247	3,070
Retained earnings	53,956	55,818	49,020
Accumulated other comprehensive income	2,671	2,508	1,224

Total shareholders’ equity	59,911	61,573	53,314

Total liabilities and shareholders’ equity	$155,422	$151,193	$140,485

WAL-MART STORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

SUBJECT TO RECLASSIFICATION	Three Months Ended Apr. 30,
	2007	2006
Cash flows from operating activities:
Net income	$2,826	$2,615
Loss from discontinued operations, net of tax	—	45

Income from continuing operations	2,826	2,660
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,488	1,294
Other	470	(99)
Changes in certain assets and liabilities, net of effects of acquisitions:
Decrease in accounts receivable	62	219
(Increase) decrease in inventories	(1,280)	259
Decrease in accounts payable	(1,115)	(442)
Decrease in accrued liabilities	(604)	(103)

Net cash provided by operating activities of continuing operations	1,847	3,788
Net cash used in operating activities of discontinued operations	—	(48)

Net cash provided by operating activities	1,847	3,740

Cash flows from investing activities:
Payments for property and equipment	(3,157)	(3,210)
Proceeds from disposal of property and equipment	170	257
Investment in international operations, net of cash acquired	(466)	(68)
Other investing activities	11	67

Net cash used in investing activities of continuing operations	(3,442)	(2,954)
Net cash used in investing activities of discontinued operations	—	(9)

Net cash used in investing activities	(3,442)	(2,963)

Cash flows from financing activities:
Increase (decrease) in commercial paper	1,988	(112)
Proceeds from issuance of long-term debt	3,170	1,284
Dividends paid	(908)	(698)
Payment of long-term debt	(2,232)	(1,758)
Purchase of Company stock	(943)	—
Other financing activities	(276)	(86)

Net cash provided by (used in) financing activities	799	(1,370)

Effect of exchange rates on cash	(14)	37

Net decrease in cash and cash equivalents	(810)	(556)
Cash and cash equivalents at beginning of year (1)	7,373	6,414

Cash and cash equivalents at end of year (2)	$6,563	$5,858

(1)	Includes cash and cash equivalents of discontinued operations of $221 million at Jan. 31, 2007.
(2)	Includes cash and cash equivalents of discontinued operations of $168 million at April 30, 2006.